Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	Q115	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue
Product	24,865	182,455	46,570	44,900	45,845	45,140	167,272	45,825	40,712	42,939	37,796
Services	25,280	113,871	30,228	28,316	29,725	25,602	109,461	30,328	27,387	26,254	25,492
Total Revenue	50,145	296,326	76,798	73,216	75,570	70,742	276,733	76,153	68,099	69,193	63,288

Growth-related Revenue
Product	16,907	124,281	31,461	31,367	28,630	32,823	97,431	32,161	21,311	20,449	23,510
Growth-related as % Total Product Revenue	68%	68%	68%	70%	62%	73%	58%	70%	52%	48%	62%
Services	12,110	39,263	11,012	9,915	10,239	8,097	32,491	9,437	8,030	8,559	6,465
Growth-related Revenue	29,017	163,544	42,473	41,282	38,869	40,920	129,922	41,598	29,341	29,008	29,975
Growth-related as % Total Revenue	58%	55%	55%	56%	51%	58%	47%	55%	43%	42%	47%

% of Total Revenue	Q115	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue
Product	50%	62%	61%	61%	61%	64%	60%	60%	60%	62%	60%
Services	50%	38%	39%	39%	39%	36%	40%	40%	40%	38%	40%

Growth-related Revenue
Product	58%	76%	74%	76%	74%	80%	75%	77%	73%	70%	78%
Services	42%	24%	26%	24%	26%	20%	25%	23%	27%	30%	22%

Revenue by Geography
Domestic	62%	71%	70%	70%	71%	73%	69%	66%	66%	74%	69%
International	38%	29%	30%	30%	29%	27%	31%	34%	34%	26%	31%

% of Product Revenue	Q115	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue by Channel
Direct	76%	73%	75%	62%	71%	82%	80%	81%	73%	84%	83%
Indirect	24%	27%	25%	38%	29%	18%	20%	19%	27%	16%	17%

Operating Statistics	Q115	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
10% Customers
Number of 10% customers	2	1	1	2	1	1	1	1	1	2	2
Name of 10% customers	Verizon	AT&T	AT&T	CenturyLink	AT&T	AT&T	AT&T	CenturyLink	AT&T	AT&T	US Gov’t
	Softbank			AT&T						Verizon	AT&T

Top 5 Customers as % of Revenue	43%	36%	27%	47%	40%	42%	39%	43%	36%	47%	50%

Number of Total Customers*	695		806	718	798	612		580	560	539	541

Number of New Customers*	168	856	228	228	227	173	670	146	171	190	163
Number of New Customers* with Growth-related Content	156	788	214	199	214	161	552	122	131	161	138

*Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.